LINGO MEDIA CORPORATION

AMENDED AND RESTATED 2005 STOCK OPTION PLAN
AUGUST 26, 2008

1. INTERPRETATION

For the purposes of this Plan, the following terms shall have the following meanings:

(a) "**Affiliate**" has the meaning ascribed thereto in Policy 1.1 of the TSX Venture Exchange Corporate Finance Manual.

(b) "**Associate**" has the meaning ascribed thereto in Policy 1.1 of the TSX Venture Exchange Corporate Finance Manual.

(c) "**Company**" means Lingo Media Corporation and includes any successor corporation thereto.

(d) "**Consultant**" means, in relation to the Company, an individual or Consultant Company, other than an employee or a director of the Company, that:

(i) is engaged to provide on a ongoing bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate of the Company, other than services provided in relation to a distribution;

(ii) provides the services under a written contract between the Company or the Affiliate and the individual or the Consultant Company;

(iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company; and

(iv) has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

(e) "**Consultant Company**" means for an individual consultant, an issuer or partnership of which the individual is an employee, shareholder or partner.

(f) "**Eligible Person**" means, subject to all applicable laws:

(i) any Consultant, Employee or Executive of the Company or its Affiliate or, if permitted by the TSX Venture Exchange or such other stock exchange on which the Shares are then listed, a RRSP or a RRIF established by or for such Person or under which such Person is the beneficiary;

(ii) if permitted by the TSX Venture Exchange or such other stock exchange on which the Shares are then listed, any subsidiary entity of any Employee or Executive; or

(iii) any Consultant Company provided that such Consultant Company is wholly-owned by an individual eligible to be granted Options under the Plan, but in any event excluding a Consultant Company engaged in Investor Relation Activities, provided such Person is not a registrant that is a Consultant in connection with services provided by the registrant relating to a Distribution.

(g) "**Employee**" has the meaning ascribed thereto in the TSX Venture Exchange Corporate Finance Manual.

(h) "**Exchange**" means TSX Venture Exchange.

(i) "**Executive**" means a director, senior officer or Management Company Employee of the Company or a subsidiary of the Company.

(j) "**Fundamental Change**" means:

(i) a transaction or series of transactions in or pursuant to which, directly or indirectly, the Company (or any successor company) shall merge, consolidate or amalgamate with or into or enter into an arrangement with, any other person where all or part of the outstanding voting securities of the Company (or any successor corporation) are changed in any way, reclassified or converted into or exchanged for shares or other securities or cash or any other property (other than pursuant to an internal corporate reorganization);

(ii) a transaction or series of transactions in which, directly or indirectly, the Company (or any successor corporation) shall sell or otherwise transfer or dispose of all or substantially all of their respective businesses, operations, properties and/or assets; and/or

(iii) any change in Beneficial Ownership, direct or indirect, of voting securities of the Company(or any successor company) which occurs which results in a Person beneficially owning greater than 50% of the voting securities of the Company calculated on a Partially Diluted Basis.

For the purpose of the definition of Fundamental Change, a Person shall be deemed to be the "Beneficial Owner" and to have "Beneficial Ownership" of, and to "Beneficially Own" any securities which it or any Person Acting Jointly or in Concert with it is or may be deemed to be the beneficial owner of pursuant to section 90 of the Securities Act (Ontario) (or, pursuant to any comparable or successor laws or regulations or, if the said section shall be rescinded and there shall be no comparable or successor laws or regulations, pursuant to section 90 of the Securities Act (Ontario) as in effect on the date of this Agreement) and for the purposes of calculating the number of securities Beneficially Owned by a Person on

a "Partially Diluted Basis", if a Person is deemed to be the Beneficial Owner of unissued securities pursuant to subsection (i)(C) hereof, such securities shall be deemed to be outstanding.

(k) "**Insider**" means:

(i) a director or senior officer of the Company;

(ii) a director or senior officer of a company that is an Insider or subsidiary of the Company;

(iii) a Person that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the Company; or

(iv) the Company itself if it holds any of its own securities.

(l) "**Investor Relations Activities**" has the meaning ascribed thereto in Policy 1.1 of the TSX Venture Exchange Corporate Finance Manual.

(m) "**Management Company Employee**" means an individual employed by a person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a Person engaged in Investor Relations Activities.

(n) "**Option**" means an option to purchase Shares granted to an Eligible Person pursuant to the terms of the Plan.

(o) "**Participant**" means Eligible Persons to whom Options have been granted.

(p) "**Person**" means an individual or a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

(q) "**Plan**" means the 2005 stock option plan of the Company adopted by the Board on May 30, 2005, and as from time to time amended or supplemented as herein provided.

(r) "**Related Person**" has the meaning ascribed to in Multilateral Instrument 61-101.

(s) "**Shares**" means the common shares of the Company.

Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed or attributed to such terms in Multilateral Instrument 45-105 - Trades to Employees, Senior Officers, Directors and Consultants. For greater certainty, the issuer in connection with such terms shall be the Company.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

This Plan and all matters which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

2. PURPOSE

The purpose of this Plan is to encourage ownership of the Shares by Executives, Employees of the Company and Consultants who are primarily responsible for the management and profitable growth of the business of the Company and to advance the interests of the Company by providing additional incentive for superior performance by such Persons and to enable the Company to attract and retain valued Executives, Employees and Consultants.

3. ADMINISTRATION

The Plan shall be administered by the Board which, subject to the limitations of the Plan, shall have the authority:

(a) to grant options to purchase Shares to Eligible Persons;

(b) to determine the terms, limitations, restrictions and conditions respecting such grants;

(c) to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable; and

(d) to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan as it may deem necessary or advisable.The Board's guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Company and all other Persons.

4. SHARES SUBJECT TO THE PLAN

Subject to adjustment under Section 7 hereof, the aggregate number of Shares which may be issued and sold under the Plan will not exceed 1,920,000 Shares, provided that the Board shall have the right, from time to time, to increase the number of Shares referred to in this Section, subject to the approval of the relevant stock exchange on which the Shares are then listed and subject to the approval of the shareholders of the Company.

The maximum number of Shares which may be reserved for issuance in a 12 month period to any one individual under the Plan, shall not, in the aggregate, exceed 5% of the issued and outstanding Shares at the time of granting.

The maximum number of Shares which may be reserved for issuance in a 12 month period to Consultants under the Plan, shall not, in the aggregate, exceed 2% of the issued and outstanding Shares at the time of granting.

The maximum number of Shares which may be reserved for issuance in any 12 month period to Participants engaged in Investor Relations Activities under the Plan, shall not, in the aggregate, exceed 2% of the issued and outstanding Shares at the time of granting.

The maximum number of Shares which may be reserved for issuance under the Plan, shall not, in the aggregate, exceed 1,920,000 Shares at the time of granting.

Any Shares subject to an Option which for any reason is cancelled or terminated without having been exercised shall again be available for issuance under the Plan. No fractional shares shall be issued and the Board may determine the manner in which fractional share values shall be treated.

5. PARTICIPATION

Options shall be granted under the Plan only to Eligible Persons designated from time to time by the Board and shall, if required, be subject to the approval of such shareholders as may be required pursuant to the policy of the Exchange and such regulatory authorities as may have jurisdiction. It shall be a condition of the grant of any Option and the issuance of Shares upon the exercise thereof that the participation of any Employee, Management Company Employee, Executive or Consultant in the grant of such Option and the issuance of Shares upon the exercise thereof be voluntary.

6. TERMS AND CONDITIONS OF OPTIONS

The terms and conditions of each Option shall include the following, as well as such other provisions, not inconsistent with the Plan, as may be deemed advisable by the Board including those contained in any stock option agreement entered into between the Company and a Participant:

(a) *Option Price*: The option price of any Shares in respect of which an Option may be granted shall be fixed by the Board provided that the minimum exercise price shall not be less than the market price of the Shares at the time the Option is granted, less the permitted discounts set out below. For the purpose of this Subparagraph 6(a), the market price shall be deemed to be the last closing price of the Company's Shares, subject to the exceptions set out in the definition of "Market Price" in the Exchange Corporate Finance Manual.

For the purpose of this subparagraph 6(a), the permitted discounts from the Market Price shall be as follows:

(i) if the Market Price is between $0.10 and $0.50, the maximum discount shall be 25%;

(ii) if the Market Price is between $0.51 and $2.00, the maximum discount shall be 20%; and

(iii) if the Market Price is above $2.00, the maximum discount shall be 15%.

Notwithstanding the foregoing, if the Option is granted within 90 days of a Distribution by a Prospectus (as defined in the TSX Venture Exchange Corporate Finance Policy Manual), then the minimum exercise price for such Options shall be the greater of (i) the exercise price determined in accordance with the foregoing paragraphs; and (ii) the price per Share paid by the public investors acquired under such distribution. For purposes hereof, the 90 days period shall begin on the date a final receipt is issued for the Prospectus or, in the case of an initial public offering, on the date on which the Shares are listed on the Exchange.

(b) *Payment*: The full purchase price of Shares purchased under an Option shall be paid in cash or certified funds upon the exercise thereof, and upon receipt of payment in full, but subject to the terms of the Plan, the number of Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable. A holder of an Option shall have none of the rights of a shareholder until the Shares are issued to him.

(c) *Term of Option*: Options may be granted under this Plan exercisable over a period not exceeding five (5) years. Each Option shall be subject to earlier termination as provided in subparagraph 6(e).

(d) *Exercise of Option*: Subject to the provisions contained in subparagraph 6(e), no Option may be exercised unless the Participant is then an Eligible Person. This Plan shall not confer upon the Participant any right with respect to continuation of employment by the Company. Absence on leave approved by an officer of the Company or of any Subsidiary authorized to give such approval shall not be considered an interruption of employment for any purpose of the Plan. Subject to the provisions of the Plan, an Option may be exercised from time to time by delivery to Company of written notice of exercise specifying the number of Shares with respect to which the Option is being exercised and accompanied by payment in full of the purchase price of the Shares then being purchased. The Board may, in its discretion but subject to the rules of this Plan, subsequent to the time of granting any Options hereunder, permit any Eligible Person to exercise any or all of the unvested Options then outstanding and granted to the Eligible Person under this Plan, in which event all such unvested Options then outstanding and granted to the Optionee shall be deemed to be immediately exercisable during such period of time as may be specified by the Board.

(e) *Termination of Options*: Any Option granted pursuant hereto, to the extent not validly exercised, will, unless otherwise specified in the Option agreement or in the resolution of the Board granting such Option, as the case may be, terminate on the earlier of the following dates:

(i) the date of expiration specified in the Option agreement or in the resolution of the Board granting such Option, as the case may be, being not more than five (5) years after the date upon which the Option was granted;

(ii) thirty (30) days after the Participant ceases to be an Eligible Person, other than by reason of retirement, permanent disability or death. Without limitation, and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or was entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

(iii) one hundred and eighty (180) days after the date of the death of the Participant during which period the Option may be exercised by the Participant's legal representative or the Person or Persons to whom the deceased Participant's rights under the Option shall pass by will or the applicable laws of descent and distribution, and only to the extent the Participant would have been entitled to exercise the Option on the date of death;

(iv) ninety (90) days after termination of the Participant's employment by reason of permanent disability or retirement under any retirement plan of the Company or any Subsidiary, during which ninety (90) day period the Participant may exercise the Option to the extent he was entitled to exercise it at the time of such termination, provided that if the Participant shall die within such ninety (90) day period, then such right shall be extended to ninety (90) days following the date of death of the Participant and shall be exercisable only by the Persons described in clause 6(e)(iii) hereof and only to the extent therein set forth; and

(v) notwithstanding anything herein contained to the contrary, thirty (30) days after a Participant who is engaged in Investor Relations Activities ceases to be employed to provide Investor Relations Activities to the Company for any reason whatsoever.

For greater certainty, the termination provisions contained in this subparagraph 6(e) shall not supercede the provisions of any Option agreement relating to outstanding options or any resolution of the Board granting such outstanding options.

(f) *Bankruptcy or Insolvency of Participant*: In the event that the Participant commits an act of bankruptcy or any proceeding is commenced against the Participant under the Bankruptcy and Insolvency Act (Canada) or other applicable bankruptcy or insolvency legislation in force at the time of such bankruptcy and such proceeding remains undismissed for a period of thirty (30) days, no Option held by such Participant may be exercised following the date on which such Participant commits such act of bankruptcy or such proceeding remains undismissed, as the case may be.

(g) *Non-transferability of Stock Option*: No Option shall be transferable or assignable by the Participant other than by will or the laws of descent and distribution and such Option shall be exercisable during his lifetime only by the Participant. Notwithstanding the foregoing, if permitted by the Exchange or such other exchange on which the shares are then listed, Options may be transferred or assigned between a Consultant, Executive or Employee to an RRSP or an RRIF established by or for such Consultant, Executive or Employee or under which such Consultant, Executive or Employee is the beneficiary or to any Subsidiary Entity of an Employee or Executive or by a Consultant to such Consultant's Consultant Company or Consultant Partnership (if then permissible under the rules of the exchange on which the Shares are then listed), provided the assignor delivers notice to the Company prior to the assignment and the Board, as applicable, approves such assignment.

(h) *Granting of Options*: Subject as herein and otherwise specifically provided herein, the number of Shares subject to each Option, the exercise price for each Option, the expiration date of each Option and the extent to which each Option is exercisable from time to time during the term of the Option and other terms and conditions relating to each such Option shall be determined by the Board.

(i) *Vesting*: Options granted to Eligible Persons shall vest in stages over at least 18 months from the date of grant with no more than 16.67% of the Options granted vesting in any 3 month period.

(j) *Reduction in Option Price*: In the event that the Board approves a reduction in the exercise price of a Participant who is an Insider at the time of the proposed reduction, such reduction shall be subject to the approval of disinterested shareholders of the Company.

(k) *Representation as to Bona Fide Employee or Consultant*: Upon approval by the Board of the granting of Options to Eligible Persons who are Employees or Consultants, the Company shall represent in the resolution approving such grant that such Eligible Person is a bona fide Employee or Consultant, as the case may be.

(l) *Applicable Laws or Regulations*: The Plan, the grant and exercise of Options hereunder and the Company's obligation to sell and deliver Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations of any stock exchange on which the Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Company, be required. The Company shall not be obligated by any provision of the Plan or the granting of any Option hereunder to issue or sell Shares in violation of such laws, rules and regulations or any condition of such approvals. No Option shall be granted and no Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or the Shares under the securities laws of any jurisdiction and any purported grant of any Option or issue or sale of Shares hereunder in violation of this provision shall be void. In addition, the Company shall have no obligation to issue any Shares pursuant to the Plan unless such Shares shall have been duly listed,

upon official notice of issuance, with all stock exchanges on which the Shares are listed for trading. Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws and the rules of any stock exchange on which the Shares are then listed. If required by the relevant exchange, the share certificates issued upon the exercise of any Options shall bear a legend setting out the required restrictions on sale or resale. The Company's obligation to issue Shares pursuant to the exercise of any Option shall be subject to the receipt from the Participant of such representations, warranties, agreements and undertakings, as the Company determines to be necessary or advisable in order to safeguard against the violation of the securities laws of any jurisdiction and/or as may be required by any stock exchange on which the Shares are then listed.

(m) *Rights of Holders*: The Participant shall not have any rights as a shareholder of the Company with respect to any Shares subject to any Option until such Participant shall have exercised such Option in accordance with the terms of the Plan (including tendering payment in full of the aggregate exercise price in respect of which the Option is being exercised).

(n) *No Additional Rights Conferred*: Nothing in this Plan nor any Option shall confer upon any Participant any right to continue as an Employee, Executive or Consultant of the Company or any subsidiary of the Company or affect in any manner the right of the Company or any subsidiary to terminate a Participant's employment or terminate a Participant's consulting arrangement at any time.

7. ADJUSTMENTS IN SHARES SUBJECT TO THE PLAN

(a) *Subdivisions and Redivisions*: In the event of any subdivision or redivision or subdivisions or redivisions of the Shares at any time while any Option is outstanding into a greater number of Shares, the Company shall thereafter deliver at the time of exercise of any Option, in lieu of the number of Shares in respect of which such Option is then being exercised, such greater number of Shares as would result from said subdivision or redivision or subdivisions or redivisions had such Option been exercised before such subdivision or redivision or subdivisions or redivisions without the Participant making any additional payment or giving any other consideration therefore.

(b) *Consolidations*: In the event of any consolidation or consolidations of the Shares at any time while any Option is outstanding into a lesser number of Shares, the Company shall thereafter deliver, and the Participant shall accept, at the time of exercise of any Option, in lieu of the number of Shares in respect of which such Option is then being exercised, such lesser number of Shares as would result from such consolidation or consolidations had such Option been exercised before such consolidation or consolidations.

(c) *Reclassifications/Changes*: In the event of any reclassification or change or reclassifications or changes of the Shares at any time while any Option is

outstanding, the Company shall thereafter deliver at the time of exercise of any Option hereunder the number of securities of the Company of the appropriate class or classes resulting from said reclassification or change or reclassifications or changes as the Participant would have been entitled to receive in respect of the number of Shares in respect of which such Option is then being exercised had such Option been exercised before such reclassification or change or reclassifications or changes.

(d) *Other Capital Reorganizations*: In the event of any capital reorganization of the Company at any time while any Option is outstanding, not otherwise covered in this paragraph 7 or a consolidation, amalgamation or merger with or into any other entity or the sale of the properties and assets as or substantially as an entirety to any other entity, the Participant if he has not exercised his Option prior to the effective date of such reorganization, consolidation, amalgamation, merger or sale, upon the exercise of such Option thereafter, shall be entitled to receive and shall accept in lieu of the number of Shares then subscribed for by him but for the same aggregate consideration payable therefor, the number of other securities or property of the entity resulting from such merger, amalgamation or consolidation or to which such sale may be made, as the case may be, that the Participant would have been entitled to receive on such capital reorganization, consolidation, amalgamation, merger or sale if, on the record date or the effective date thereof, he had been the registered holder of the number of Shares so subscribed for.

(e) *Stock Dividend*: If the Company at any time while any Option is outstanding shall pay any stock dividend or stock dividends upon the Shares, the Company will thereafter deliver at the time of exercise of any Option in addition to the number of Shares in respect of which such Option is then being exercised, such additional number of securities of the appropriate class as would have been payable on the Shares so purchased if such Shares had been outstanding on the record date for the payment of such stock dividend or dividends.

(f) *Fractional Shares*: The Company shall not be obligated to issue fractional Shares in satisfaction of its obligations under the Plan or any Option and the Participant will not be entitled to receive any form of compensation in lieu thereof.

(g) *Rights Offerings*: If at any time the Company grants to its shareholders the right to subscribe for and purchase pro rata additional securities of any other corporation or entity, there shall be no adjustments made to the number of Shares or other securities subject to the Options in consequence thereof and the Options shall remain unaffected.

(h) *Adjustments Cumulative*: The adjustment in the number of Shares issuable pursuant to Options provided for in this paragraph 7 shall be cumulative.

(i) *Necessary Adjustments*: On the happening of each and every of the foregoing events, the applicable provisions of the Plan and each of them shall, ipso facto, be deemed to be amended accordingly and the Board shall take all necessary action so as to make

all necessary adjustments in the number and kind of securities subject to any outstanding Options (and the Plan) and the option price thereof.

8. AMENDMENT OF PLAN AND OPTIONS

Subject in all cases to the approval of all stock exchanges and regulatory authorities having jurisdiction over the affairs of the Company, the Board may from time to time amend or revise the terms of the Plan (or any Option granted thereunder) or may terminate the Plan (or any Option granted thereunder) at any time provided, however, that no such action shall, without the consent of the Participant, in any material manner adversely affect a Participant's rights under any Option theretofore granted under the Plan. Notwithstanding the provisions of this Article 8, should changes be required to the Plan by any securities commission, stock exchange or other governmental or regulatory body of any jurisdiction to which the Plan or the Company now is or hereafter becomes subject, such changes shall be made to the Plan as are necessary to conform with such requirements and, if such changes are approved by the Board, the Plan, as amended, shall be filed with the records of the Company and shall remain in full force and effect in its amended form as of and from the date of its adoption by the Board.

9. INTEREST-FREE LOANS FOR PURCHASE OF SHARES

(a) *Loan*: The Board at its sole discretion may include in any Option either at the time of grant or by amendment or supplemental grant a right to exercise the Option and purchase, all or any part of, the Shares subject to such Option with the funds loaned to the Participant by the Company.

(b) *Legal Opinion*: A loan to a Participant for this purpose shall only be made upon receipt by the Company of a legal opinion that the Participant is eligible to receive such loan and shall be made by the Company without interest and shall be evidenced by a promissory note (the "**Promissory Note**") payable in 10 years or upon the termination of the Option as provided herein, whichever is earlier.

(c) *Registration*: Any Shares purchased with the funds of such a loan shall be registered in the name of the Participant and the certificates for such Shares shall be duly endorsed by the Participant and lodged with a trustee as collateral security for the repayment of the loan. In the event any payment is due on the Promissory Note and not made, the trustee shall have the right to and, upon receipt of notice in writing from the Company instructing it to do so, shall cause the Shares held as security to be sold forthwith upon such notice, if any, to the Participant as may from time to time be required by any applicable legislation and the proceeds of such sale, after deduction of all costs and expenses including solicitor's fees of such sale, shall be applied to pay any amounts payable under the Promissory Note and any balance remaining thereafter shall be paid to the Participant. In the event the proceeds from the sale of the shares are insufficient to pay all of the amounts owing under a Promissory Note, the Company shall have full recourse with respect to any amounts then outstanding.

(d) *Stock Dividend*: The Participant shall in the event a stock dividend is paid in respect of the Shares, endorse the certificates in respect of such stock dividend and deliver same to the Trustee as additional security for the repayment of the loan.

(e) *Sale Prior to Payment of Loan*: The Shares may be sold by the Participant at any time provided an amount equivalent to the option price per share sold, or the balance of the loan, whichever is the lesser, is applied in repayment of the loan.

10. EFFECTIVE DATE AND DURATION OF PLAN

The Plan becomes effective on the date of its approval by the shareholders of the Company and Options may be granted immediately thereafter. The Plan shall remain in full force and effect until such time as the Board, with the approval of the shareholders of the Company, shall amend or terminate the Plan, and for so long thereafter as Options remain outstanding in favour of any Participant.

11. APPROVAL OF PLAN

If the number of Shares subject to the Plan exceeds 10% of the Outstanding Issue, the establishment of the Plan shall be subject to approval of the shareholders of the Company (the "**Shareholders**") and any stock exchange or other regulatory authority having jurisdiction over the affairs of the Company. In addition, all Options granted pursuant to the Plan after the date of its adoption by the Board but prior to the approval thereof by the Shareholders, if required, shall not, if so required by any regulatory authority or any stock exchange having jurisdiction over the affairs of the Company, be exercised by a Participant until such approvals have been obtained. Disinterested shareholder approval shall be required if the exercise price of any Option granted to an Insider is to be reduced.

Adopted by the Board of Directors of Lingo Media Corporation this 26th day of August, 2008.